Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of A.D.A.M., Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Kevin S. Noland, President and Chief Executive Officer of the Company, and Mark B. Adams, Chief Financial Officer and Corporate Secretary of the Company, each do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kevin S. Noland
Kevin S. Noland President and Chief Executive Officer August 14, 2008

/s/ Mark B. Adams
Mark B. Adams Chief Financial Officer and Corporate Secretary August 14, 2008

A signed original of this written statement required by Section 906 has been provided to A.D.A.M., Inc. and will be retained by A.D.A.M., Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of A.D.A.M., Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.